                           INTEREST PURCHASE AGREEMENT

     AGREEMENT dated as of the 30th day of June, 2003, by and between ORNI 7,
LLC, a Delaware corporation (the "Buyer"), and U.S. Energy Systems, Inc.
("Seller") and, solely for purposes of Sections 3 and 12 hereof, Ormat Nevada,
Inc. ("ONI").

                                   WITNESSETH:

     WHEREAS, Seller owns a 95% membership interest (the "Target Interest") in
U.S. Energy Geothermal LLC (the "Company"); and

     WHEREAS, in reliance upon the covenants, representations, warranties, terms and conditions hereinafter set forth, the Buyer desires to purchase the Target
Interest from the Seller, and the Seller desires to sell the Target Interest to the Buyer.

     NOW, THEREFORE, in consideration of the premises and the respective promises hereinafter set forth, the Seller and the Buyer hereby agree as follows:

          1. SALE AND PURCHASE OF INTEREST.

               (a) Subject to the terms and conditions of this Agreement, the
Buyer shall purchase from the Seller and the Seller shall sell to the Buyer, the
Target Interest for the purchase price of one million dollars (US $1,000,000)
(the "Purchase Price"), payable as provided in Section 1(b) below.

               (b) The Purchase Price shall be payable as follows: Buyer shall make payment in cash, in an amount of Purchase Price to Seller at the Closing
(as defined below) by wire transfer in immediately available funds to an account designated by Seller in Schedule 1(b).

               (c) The closing of the transactions contemplated by this
Agreement (the "Closing") shall take place by exchange of documents, at the offices of Chadbourne & Parke LLP, 1200 New Hampshire Ave., N.W., Washington
D.C, 20036, at 10:00 a.m. on the date of this Agreement which is contemplated to be on or before June 30, 2003 or such other date and place as the Buyer and the
Seller may mutually determine (the "Closing Date").

               (d) At the Closing, (i) the Seller will deliver to the Buyer the various certificates, instruments, and documents required to be delivered under
Section 11(a) of this Agreement and (ii) the Buyer will deliver to the Seller the various certificates, instruments and documents required to be delivered under Section 11(b) of this Agreement and shall pay the consideration specified in Section 1(b) above.

               (e) Adjustment of Payment Amounts. The amounts paid by Buyer under Section 1(b) will be adjusted in accordance with the procedure and adjustment provisions set forth in Schedule 1(e) hereto.

          2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY AND THE
SELLER.

     The Seller, hereby represents and warrants to, and covenants and agrees with the Buyer, as follows:

               (a) The Company is duly formed, validly existing and in good standing under the laws of the State of Delaware. The Company is qualified to do business and is in good standing in Nevada. The Company has full company power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it. The Seller has delivered to the Buyer correct and complete copies of the certificate of formation, the operating agreement and minute books of the Company in the possession or control of Seller. The minute books (containing the records of meetings of the members, the board of managers, and any committees of the board of directors), are correct and complete. The Company is not in default under or in violation of any provision of its certificate of formation. The Company has no subsidiaries and does not own any equity interest in any other corporation, partnership or other entity.

               (b) The Target Interest constitutes ninety-five percent (95%) of the outstanding membership interests of the Company. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its membership interests. There are no outstanding or authorized interest appreciation, phantom interest, profit participation, or similar rights with respect to the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the membership interests of the
Company other than the Operating Agreement, as defined below.

               (c) Seller has the full right, power and authority to execute and deliver this Agreement and to perform their obligations hereunder. This
Agreement constitutes the legal, valid and binding obligations of the Seller, enforceable against it in accordance with its terms. Except as set forth in
Schedule 2(c) hereto, neither the Company nor the Seller need give any notice to, make any filing with, or obtain any authorization, consent or approval of any government, governmental agency or private party to consummate the transactions contemplated by this Agreement other than post-closing notifications to relevant regulatory authorities as also set forth in Schedule
2(c) hereto.

               (d) Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) subject to
Schedule 2(c) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree or other restriction of any government, governmental agency or court to which the Company and/or the Seller is subject or any provision of the certificate of formation and operating agreement of the Company or the charter or bylaws of the Seller or (ii) subject to Schedule 2(c) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, obligation or other arrangement to which the Company and/or the
Seller is a party or

by which either of them is bound or to which any of their assets is subject (or result in the imposition of any Security Interest (as such term is defined below) upon any such assets). The term "Security Interest" as used herein shall mean any mortgage, pledge, security interest, encumbrance, charge or other lien.

               (e) Except for the matters set forth in Schedule 2(e) hereto, there are no claims, actions, suits, proceedings, or labor disputes, inquiries or investigations (whether or not purportedly on behalf of the Company), pending or threatened in writing against the Company, at law or in equity or by or before any Federal, state, county, municipal or other governmental court, department, commission, board, bureau, agency or instrumentality, domestic or foreign, whether legal or administrative or in arbitration or mediation that could adversely affect its financial condition, business or assets in a material respect. The Company and its assets are not subject to, nor is the Company in default with respect to, any order, writ, injunction, judgment or decree that could adversely affect its financial condition, business or assets in a material respect.

               (f) The Seller holds of record and owns beneficially the Target
Interest set forth above, free and clear of any restrictions on transfer, taxes,
Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands except as provided in the Limited Liability
Company Agreement of Steamboat Envirosystems, LLC, dated as of December 6, 1996
(the "Operating Agreement"). The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any membership interests of the Company
(other than this Agreement and the Operating Agreement").

               (g) There is no finder's fee or brokerage commission payable by the Seller with respect to the transaction contemplated hereby other than a fee payable by Seller to Marathon Capital LLC ("Marathon") under separate agreement between the Seller and Marathon.

               (h) Company is the owner, lessee or licensee of all of the material assets and is party to all material contracts, land leases and royalties used by the Company in its operations as the same are conducted as of the date of this Agreement and will so be as of the Closing Date. Schedule 2(h)
hereto provides a detailed list of all material assets, material agreements, land leases and royalties (each a "Material Contract" and together "Material
Contracts"). Subject to the last sentence of this Section 2(h), the Company is in full compliance and is not in default under any Material Contract. Subject to the last sentence of this Section 2(h) hereof, the Company is current (defined as no more than 30 days due on any account payable) on all Material Contracts.
Notwithstanding anything to the contrary in this Agreement, including the
Schedules and Exhibits hereto, the Seller makes no representation or warranty whatsoever regarding the Company's obligations to pay royalties or similar payments to Geothermal Development Associates ("GDA") and Delphi Securities
Corp. ("Delphi"). The Buyer acknowledges that GDA and Delphi have alleged that the Company has not complied with such obligation in the lawsuit described in
Schedule 2(e) and Buyer is prepared to assume the risk of such claims and indemnify Seller respecting such claims in accordance with Section 12 hereof.

               (i) Performance Until Closing. Subject to the last sentence of section 2(h) hereof, until the Closing Date, Seller shall be responsible for all amounts payable under its

contracts and for the full and timely performance of all its obligations thereunder, and the enforcement of all provisions thereof.

               (j) Financial Statements. Seller has previously furnished to
Buyer a copy of the trial balance for the periods January 1, 2001 through
December 31, 2001 and January 1, 2002 through May 31, 2003 for the Company (the
"Unaudited Financial Statements"). The Unaudited Financial Statements of the
Company, annexed hereto as Schedule 2(j) were prepared from and in accordance with the books and records thereof, and to the knowledge of Seller, the books and records contain all entries which were required in conformity with GAAP.

               (k) Absence of Certain Changes. Except as disclosed in Schedule
2(k), to the knowledge of Seller from and after May 31, 2003, the Company has not:

                    (i)  incurred, permitted or allowed any of its assets and
                         properties to be subjected to any Security Interest,
                         other than Security Interest existing on the date
                         hereof or Security Interest set forth in Schedule 2(k);

                    (ii) incurred or created any indebtedness or obligation, or assumed or guaranteed (whether by way of guarantee,
                         endorsement, indemnity, warranty or otherwise) any
                         indebtedness or obligation of any other person;

                    (iii) sold, transferred, leased, or otherwise disposed of
                         any assets and properties, except in the ordinary
                         course of business consistent with past practice;

                    (iv) incurred any material liabilities or obligations which would be required by GAAP to be shown on its balance
                         sheet or the footnotes thereto;

                    (v)  suffered any damage, destruction or casualty loss
                         (whether or not covered by insurance) in excess of
                         $50,000;

                    (vi) entered into any transaction outside the ordinary
                         course of its business;

                    (vii) renegotiated, amended, waived in writing or terminated
                         (partially or completely) any Material Contract to
                         which it is a party, or any environmental permit or
                         license related to the ownership and operations of the
                         Facility (defined as the facilities comprised of the
                         Material Assets described in Schedule 2(h));

                    (viii) made any payment, loan or advance to, or entered into any agreement, arrangement or transaction with, any of
                         its members or their affiliates, or any business or
                         entity in which any of its members or their affiliates,
                         or any directors,

                         officers or employees of any of the foregoing have
                         either a direct or indirect interest that will continue
                         in effect beyond the closing other than in the ordinary
                         course of business; and

                    (ix) reached any understanding or entered into any contract or commitment (contingent or otherwise) to do or engage
                         in, or which could result in any of the foregoing.

               (l) Operation in the Ordinary Course of Business. Subject to the
last sentence of Section 2(h) hereof Seller has caused the Company to operate only in accordance with its Material Contracts, and any other contract (except to the extent failure to so operate would not result in a material adverse effect) to which the Company is a party and Seller has complied with all terms of such contracts with respect to the Facility and the Company.

               (m) Regulatory Status. The Company was certified as a "qualifying small power production facility" pursuant to the Public Utility Regulatory
Policies Act of 1978 and the related implementing regulations (a "QF"). To the knowledge of Seller, neither it nor the Company have received any written notice from any governmental or regulatory authority of any claim, action, proceeding or investigation denying, challenging or otherwise questioning the status of the
Facility as a QF.

          3. REPRESENTATIONS AND WARRANTIES OF THE BUYER.

     The Buyer and ONI (as to itself respecting sections 3(a), 3(b) and 3(c)), hereby represents and warrants to, and covenants and agrees with the Seller and the Company, as follows:

               (a) The Buyer and ONI are duly organized, validly existing and in good standing under the laws of the State of Delaware. The Buyer and ONI are in good standing under the laws of each jurisdiction where such qualification is required. The Buyer and ONI has full power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it.

               (b) The Buyer and ONI have the full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder.
This Agreement constitutes the legal, valid and binding obligation of the Buyer and ONI, enforceable against it in accordance with its terms. The Buyer and ONI need not give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency to consummate the transactions contemplated by this Agreement except for post-closing notices sent to relevant regulatory authorities.

               (c) Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree or other restriction of any government, governmental agency or court to which the
Buyer or ONI is subject or any provision of the certificate of formation and LLC
Agreement of the Buyer or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract,

lease, license, instrument, obligation or other arrangement to which the Buyer or ONI is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest.

               (d) There is no finder's fee or brokerage commission payable by the Buyer with respect to the transaction contemplated hereby.

               (e) The Buyer has made provision for cash funding of the entire
Purchase Price and knows of no reason why the full Purchase Price will not be paid at the Closing.

          4. BUYER'S CONDITIONS TO CLOSING.

     The obligation of the Buyer to purchase the Target Interest is subject to the satisfaction or fulfillment prior to or at Closing of each of the following conditions (any or all of which may be waived by the Buyer in its sole and absolute discretion):

               (a) The representations and warranties set forth in Section 2 above shall be true and correct in all material respects as of the date hereof and as of the Closing Date.

               (b) The Company and the Seller shall have performed and complied with all of their covenants hereunder in all material respects through the
Closing Date.

               (c) There shall not be in effect any law or any injunction, judgment, order, decree, ruling, or change nor shall any of the foregoing be pending or threatened in any federal, state, local, or foreign jurisdiction that would (i) prevent consummation of any of the transactions contemplated by this
Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect adversely the right of the
Buyer to own the Target Interest and to control the Company, or (iv) except as disclosed in Schedule 2(e) affect adversely the right of the Company to own its assets and to operate its business (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect).

               (d) Subject to Schedule 2(c) all consents and waivers required for the sale of the Target Interest to Buyer shall have been obtained.

               (e) All actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required under Section 11 or otherwise to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

          5. SELLER'S CONDITIONS TO CLOSING.

     The obligation of the Seller to sell the Target Interest is subject to the satisfaction or fulfillment prior to or on the Closing Date of each of the following conditions (any or all of which may be waived by the Seller in its sole and absolute discretion):

               (a) The representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the
Closing Date.

               (b) The Buyer shall have performed and complied with all of their covenants hereunder in all material respects through the Closing Date.

               (c) There shall not be in effect any law or any injunction, judgment, order, decree, ruling, or change nor shall any of the foregoing be pending or threatened in any federal, state, local, or foreign jurisdiction that would (i) prevent consummation of any of the transactions contemplated by this
Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect adversely the right of the
Seller to sell the Target Interest and to control the Company, or (iv) except as disclosed in Schedule 2(e) affect adversely the right of the Company to own its assets and to operate its business (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect).

               (d) Subject to Schedule 2(c), all consents and waivers required for the sale of the Target Interest to Buyer shall have been obtained.

               (e) All actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required under Section 11 or otherwise to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller.

          6. TERMINATION.

               (a) This Agreement may be terminated by the Seller in the event of a material breach of a representation or covenant by the Buyer which is not cured within ten days after Buyer's receipt of a written notice to cure such breach from Seller.

               (b) This Agreement may be terminated by the Buyer in the event of a material breach of a representation or covenant by the Seller which is not cured within ten days after Seller's receipt of a written notice to cure such breach from Buyer.

               (c) This Agreement may be terminated by either Buyer or Seller in the event the sale contemplated hereby does not close on or before 30 days of the execution of this Agreement by providing written notice to the other party provided that the party exercising such termination right is not in material breach of a presentation or covenant under this Agreement at the time of such notice.

          7. DISCLAIMER.

     Except for the representations and warranties made by Seller set forth in
Section 2 hereof and the indemnity provided by Seller in favor of Buyer, the parties acknowledge that: The Seller has made no representation or warranty, express or implied regarding the financial results, financial condition, operations, assets (physical condition or otherwise), liabilities (actual, contingent, liquidated, unliquidated), value or prospects of the Company; the
Buyer is purchasing the Target Interest as is/where is with all faults, defects, liabilities and risks and is accepting and assuming the full risk relating to such faults, defects and liabilities; Buyer has had a full opportunity to conduct due diligence including a site visit and review of all relevant documentation respecting the Company and its business.

          8. MUTUAL COOPERATION.

     The parties hereto shall cooperate reasonably and in good faith to obtain any approvals to or provide post-closing notifications of the sale contemplated hereby from government regulatory agencies, lenders, labor unions, customers, vendors, landlords, lessors and others necessary to consummate the transactions contemplated hereby.

          9. EXPENSES.

     Each party shall bear its own internal expenses and those of any third party engaged by it in connection with this Agreement and the transactions contemplated hereby.

          10. PURCHASE FOR INVESTMENT.

     Buyer is purchasing the Target Interest hereunder for investment for its own account and not with a view to the distribution thereof. Buyer understands that the sale of the Target Interest hereunder has not been registered under the
Securities Act of 1933, as amended (the "Securities Act"), by reason of an exemption from the registration provisions thereof which depends, among other things, upon the bona fide nature of Buyer's investment intent as expressed herein. Buyer understands that there is no public market for the Target Interest and no assurance that a public market for the Target Interest will ever develop and acknowledges that the Target Interest must be held indefinitely unless they are subsequently registered under the Securities Act or sold pursuant to an exemption from the registration provisions thereof.

          11. CLOSING DATE.

     The parties agree that at Closing:

               (a) The Seller shall deliver (or cause to be delivered) to the
Buyer against delivery of the items listed in Section 11(b):

                    (i)  an assignment and assumption agreement respecting the
                         Target Interest duly executed by Seller;

                    (ii) certificate of Good Standing of the Seller and the
                         Company from the Secretary of State of the states of
                         their incorporation or formation and any other
                         jurisdiction in which the Company conducts business;

                    (iii) a certificate of an executive officer of the Seller to the effect that the conditions set forth in Section 4
                         have been satisfied;

                    (iv) copies of all minute books, corporate records and
                         ledgers of the Company and all other books and records
                         of the Company in the possession of the Company;

                    (v)  Copy of the Operation & Maintenance Agreement ("O&M
                         Agreement") between the Company and SB GEO, INC.,

                         together with a duly signed termination dated the
                         Closing Date;

                    (vi) such other instruments as the Buyer or its counsel
                         shall reasonably deem necessary to consummate the
                         transactions contemplated hereby.

               (b) The Buyer shall deliver (or cause to be delivered) to the
Seller against delivery of the items listed in Section 11(a):

                    (i)  the Purchase Price;

                    (ii) an assignment and assumption agreement respecting the
                         Target Interest duly executed by Buyer;

                    (iii) a certificate of Good Standing of the Buyer from the
                         Secretary of State of Delaware;

                    (iv) a certificate of the resolutions of the Buyer's Board of Directors approving the transactions contemplated
                         hereby;

                    (v)  a certificate of an executive officer of the Buyer to the effect that the conditions set forth in Section 5
                         have been satisfied;

                    (vi) such other instruments as the Seller or its counsel
                         shall reasonably deem necessary to consummate the
                         transactions contemplated hereby.

          12. INDEMNIFICATION.

               (a) Subject to the following provisions of this Section 12,
Seller shall defend, indemnify and hold harmless Buyer and its respective permitted assigns and agents, employees, officers, directors, shareholders, subsidiaries and Affiliates and anyone else acting for or on behalf of Buyer and their permitted assigns ("Buyer Indemnitees"), from and against all Damages
(excluding incidental or consequential damages incurred by Buyer Indemnitees;
provided, however, that such exclusion shall not apply to any third party claim against Buyer Indemnitees) suffered, sustained or incurred by Buyer Indemnitees as a result of or arising out of, or in connection with (i) any breach of any
Seller's representation, warranty or covenant contained in this Agreement, and
(ii) any distributions due to Far West Capital, Inc. under the Operating
Agreement accruing on or before the Closing Date of the transaction contemplated hereby. Damages means all liabilities, assessments, levies, losses, fines, penalties, damages, costs and expenses or any kind or character. Without limiting the generality of the foregoing, Damages include reasonable attorneys', arbitrators', accountants', investigators', environmental consultants' and experts' fees and expenses, sustained or incurred in connection with the enforcement or defense by an Indemnitee of its rights and remedies under this
Agreement or any agreement, instrument or document executed or to be delivered in connection with this Agreement. Indemnification under this section shall be the sole remedy of the Buyer Indemnitees for items for which indemnification is provided under this section (other than actual fraud).

               (b) Subject to the following provisions of this Section 12, Buyer and ONI, joint and severally, shall defend, indemnify and hold harmless Seller and its permitted assigns and agents, employees, officers, directors, shareholders, subsidiaries and Affiliates and anyone else acting for or on behalf of Seller and its permitted assigns ("Seller Indemnitees"), from and against all Damages (excluding incidental or consequential damages incurred by
Seller Indemnitees; provided, however, that such exclusion shall not apply to any third party claim against Seller Indemnitees) sustained or incurred by
Seller Indemnitees as a result of or arising out of, or in connection with (i)
any breach of any Buyer's representation, warranty or covenant contained in this
Agreement (ii) the matters described in Schedule 2(e) and (iii) except as set forth in Section 12(a) hereof, the operation of the business of the Company after the time of Closing on the Closing Date. Indemnification under this section shall be the sole remedy of Seller Indemnitees for items for which indemnification is provided under this section (other than for actual fraud).

               (c) The parties hereto agree that the provisions of this Section
12 shall govern any claims for indemnification under this Agreement. If and when an indemnified party desires to assert a claim for Damages against an indemnifying party pursuant to the provisions of this Agreement, the indemnified party shall deliver to the indemnifying party reasonably promptly after its receipt of a claim or specific and affirmative awareness of a potential claim, a certificate signed by the indemnified party (the "Notice of Claim"): (i) stating the amount of Damages (to the extent then known); and, (ii) specifying to the extent possible (A) the individual items of Damages included in the amount so stated, (B) the date each such item is to be paid or accrued and (C) the basis upon which Damages are claimed. The indemnified party and the indemnifying party shall proceed, in good faith, and using reasonable efforts, to agree upon the amount of such Damages. If the indemnifying party does not notify the indemnified party within thirty (30) days of the giving of such Notice of Claim that the indemnifying party disputes such Damages, the amount of such Damages shall be conclusively deemed a liability of the indemnifying party hereunder. If the indemnified party and the indemnifying party are unable to agree on the amount of such Damages within thirty (30) days after giving the Notice of Claim then the provisions of Section 12(e) shall become effective.

               (d) Each and every controversy or claim arising out of or
relating to indemnification for Damages pursuant to Section 12(a) or 12(b) of this Agreement which the indemnifying party and the indemnified party (the
"Parties") have not resolved by themselves shall first be referred to a non-binding mediation to be held in Reno, Nevada before a certified mediator reasonably acceptable to both Parties. Such mediation shall be held within 30 calendar days of the written request of one of the Parties for such mediation.
The Parties shall split the fees for such mediation and otherwise bear their own costs.

               (e) Each and every controversy or claim arising out of or
relating to indemnification for Damages pursuant to Section 12(c) of this
Agreement which the Parties have not resolved by themselves or through mediation, shall be resolved by arbitration in accordance with the rules of the
American Arbitration Association ("AAA") as modified by this Agreement. Each party shall select one arbitrator and the two such selected arbitrators shall select a third arbitrator (who shall not be appointed by the Parties) selected from the AAA. Judgment upon the award rendered in such arbitration shall be final and binding upon the Parties and may be entered in any court having jurisdiction thereof. Notice of the demand for arbitration shall be filed in

                                       10

writing with the other party and with the office of the AAA, located in Reno,
Nevada, which such demand shall set forth in the same degree of particularity as required for complaints under the Federal Rules of Civil Procedure the claims to be submitted to arbitration. Additionally, the demand for arbitration shall include appropriate copies of all documents on which the claims are based and a list of all persons who the party seeking arbitration will call as witnesses with respect to such claims. The arbitration shall take place in Reno, Nevada.
This agreement to arbitrate may be specifically enforced by a court of competent jurisdiction under the applicable law of the State of Nevada pertaining to arbitrations.

     The arbitrator shall have the authority and jurisdiction to enter any pre-arbitration awards that would aid and assist the conduct of the arbitration or preserve the Parties' rights with respect to the arbitration as the arbitrator shall deem appropriate in his discretion. The award of the arbitrator shall be in writing and it shall specify in detail the issues submitted to arbitration and the award of the arbitrator with respect to each of the issues so submitted.

     The provisions of the Federal Rules of Civil Procedure relating to the right of discovery in civil actions shall be applicable to such arbitration proceedings except as modified by the terms of this Agreement. Within thirty
(30) days after the commencement of any arbitration proceeding under this
Agreement, each party shall file with the arbitrator its contemplated discovery plan outlining the desired documents to be produced, the depositions to be taken and any other discovery action sought in the arbitration proceeding. After a hearing, the arbitrator in an interim award shall fix the scope and content of each party's discovery plan as the arbitrator deems appropriate. The arbitrator shall have the authority to modify, amend or change such interim award fixing the discovery plans of the Parties upon application by either party, if good cause appears for doing so.

               (f) If either party shall receive notice or have knowledge of any third party action that may result in a claim for indemnification against the other party pursuant to this Section (a "Claim"), such party shall promptly give the other party notice of such Claim. The parties shall consult and cooperate with each other regarding the response to and defense of such Claim, and the indemnifying party shall be entitled to assume the defense in respect of such
Claim, including the right to select and direct legal counsel and to accept or reject offers of settlement, all at its sole cost and expense, provided that no such settlement shall be made without the written consent of the Parties, such consent not to be unreasonably withheld. Nothing herein shall prevent an indemnified party from retaining its own counsel and participating in its own defense at its own cost and expense.

               (g) The indemnitees set forth in Section 12 shall survive the
Closing only as to Claims for indemnification that are made within 27 months of the Closing except for the indemnification under Section 12(b)(ii) which shall survive indefinitely.

               (h) Notwithstanding anything contained herein, in no event shall the aggregate amount of indemnification payable by the Buyer to Seller
Indemnitees or by the Seller to Buyer Indemnitees, exceed the Purchase Price.
The parties agree that the amount of any indemnification payment otherwise required to be made by the Buyer or the Seller hereunder shall be determined net of insurance proceeds. In particular, the amount of an indemnification payment shall be (i) the amount of the Damages (determined without regard to insurance proceeds or tax

                                       11

adjustments), (ii) minus any insurance payments received by the indemnified person attributable to the Damages.

          13. TAXES.

               (a) Representations, Warranties and Covenants. Seller represents, warrants and covenants with respect to itself and the Company that as of the date of this Agreement and, except as otherwise expressly provided, as of the
Closing Date:

                    (i)  (1) The Company has filed when due all tax returns that are required to be filed by it on or before the Closing
                         Date; (2) such returns were prepared in the manner
                         required by applicable laws and are true, correct, and
                         complete in all material respects; and (3) the Company
                         has timely paid all taxes imposed on or incurred by it
                         as shown on such tax returns as being owed. Neither
                         Seller nor the Company have been notified of any claim
                         or potential claim by any tax authority for unpaid
                         taxes relating to events or periods before the Closing
                         Date. No waiver of any statute of limitations is in
                         effect with respect to any tax returns. The Company is
                         a partnership for tax purposes. As of the Closing Date,
                         the Company is not and will not be a party to any tax
                         sharing or tax indemnity agreement, and the Company
                         does not, and will not have as of the Closing Date, any
                         obligations or liabilities under any tax sharing or tax
                         indemnity arrangements previously in effect. Seller is
                         not a foreign person within the meaning of Section 1445
                         of the Internal Revenue Code. All monies required to be
                         withheld by the Company for income taxes and social
                         security and other payroll taxes have been collected or
                         withheld with respect to employees, and either paid to
                         the respective taxing authorities or set aside in
                         accounts for such purpose.

                    (ii) No "check-the-box" elections have been filed pursuant to Treasury Regulations Section 301.7701-3 for the
                         Company within the 60-month period ending on the
                         Closing Date.

                    (iii) True and complete copies of all tax returns and all
                         schedules thereto filed by, or on behalf of the Company
                         for all prior taxable years have been (or will be upon
                         request) made available to Buyer for inspection, and
                         Federal Tax Returns for years 2000 and 2001 have been
                         delivered to Buyer.

               (b) Tax Matters.

                    (i)  Transfer Taxes. Seller, on the one hand, and Buyer, on the other, shall bear in equal portions and pay all
                         sales, use,

                                       12

                         transfer, recording, gains, stock transfer and other
                         similar taxes and fees ("Transfer Taxes") if any,
                         arising out of or in connection with the sale of the
                         Target Interest pursuant to this Agreement.

                    (ii) Pre-Closing Taxes and Overlap Period Taxes. Seller
                         shall be responsible for all taxes relating to a
                         taxable period ending on or prior to the Closing Date
                         ("Pre-Closing Taxes") and for taxes attributable to
                         taxable periods beginning before and ending after the
                         Closing Date ("Overlap Period Taxes") to the extent
                         they relate to events or periods through 12:00 a.m.
                         (EDT time) on the Closing Date. Seller shall prepare
                         and file, or cause to be filed, tax returns for
                         Pre-Closing Taxes. Buyer shall prepare and file tax
                         returns for Overlap Period Taxes, and will supply
                         Seller with a draft of any such returns and a written
                         request for payment of Seller's share of such taxes.
                         Buyer's preparation of any such tax returns shall be
                         subject to Seller's approval, which shall not be
                         unreasonably withheld or delayed. Payments of Seller's
                         share must be made to Buyer by wire transfer within
                         thirty (30) business days after such request. Liability
                         for Overlap Period Taxes will be allocated between
                         Seller and Buyer on a closing of the books method. The
                         parties agree to cooperate with one another with
                         respect to preparing and filing tax returns.

                    (iii) Refunds. Any refund or credit of Pre-Closing Taxes or
                         Overlap Period Taxes paid by Seller shall be for the
                         benefit of Seller. Buyer shall pay any such refund to
                         Seller within thirty (30) days after Buyer or the
                         Company receive such refund or actually realize the
                         benefit of such credit.

                    (iv) Contests. Buyer agrees that, in the event Buyer or the
                         Company receives notice in writing of any examination,
                         claim, settlement, proposed adjustment, administrative
                         or judicial proceeding, or other matter related to any
                         Pre-Closing Taxes or Overlap Period Taxes for which
                         Seller may be liable under Section 13(b)(ii), Buyer
                         will notify Seller in writing promptly after receipt of
                         such notice. Buyer will be entitled to control any tax
                         contest, except to the extent that responsibility for
                         the disputed tax liability falls solely on Seller in
                         which case Seller will be entitled to control any tax
                         contest; provided, however, that if responsibility for
                         the disputed tax liability falls solely on Seller but
                         the contest involves issues that may recur on a later
                         tax return of the Company or Buyer with respect to the
                         Company, Buyer and Seller will jointly control such tax
                         contest and shall cooperate in reasonable manner and in
                         good faith. Seller

                                       13

                         shall notify Buyer in writing within thirty (30)
                         business days following receipt of the notice from
                         Buyer described in this Section 13(b)(iv) that Seller
                         assumes control over the contest if so entitled. Each
                         party will bear its own expenses, and the controlling
                         party will keep the other party informed of
                         developments in the case. The noncontrolling party or
                         parties shall have the opportunity to attend meetings
                         with tax officials and to comment on any written
                         submissions before they are submitted. Suggestions by
                         the noncontrolling party or parties about the conduct
                         of the contest will be considered in good faith by the
                         controlling party, but the controlling party will make
                         the ultimate decision on whether, how long and in what
                         manner to contest.

               (c) Information. In connection with preparing any tax return or preparing for any audit or other examination by any taxing authority or any judicial or administrative proceedings relating to liability for taxes, Seller,
Buyer and the Company will provide information, records or documents relating to taxes as may be reasonably requested by another party. Seller will not destroy any records related to the Company for tax periods commencing before the Closing
Date for a period of seven (7) years following the date thereof without first giving notice to and obtaining the written consent of Buyer (whose consent shall not be unreasonably withheld).

          14. MISCELLANEOUS.

               (a) This Agreement shall be governed by and construed in
accordance with the laws of the State of Nevada applicable to contracts made and to be performed entirely therein. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no strict rule of construction shall be applied against any party.

               (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

               (c) This Agreement represents the entire agreement between the parties relating to the subject matter hereof, superseding any and all prior or contemporaneous oral and prior written agreements, understandings and letters of intent. This Agreement may not be modified or amended nor may any right be waived except by a writing which expressly refers to this Agreement, states that it is a modification, amendment or waiver and is signed by all parties with respect to a modification or amendment or the party granting the waiver with respect to a waiver. No course of conduct or dealing and no trade custom or usage shall modify any provisions of this Agreement.

               (d) The captions and headings contained herein are solely for convenience and reference and do not constitute a part of this Agreement.

                                       14

               (e) All references to any gender shall be deemed to include the masculine, feminine or neuter gender, the singular shall include the plural and the plural shall include the singular. (f) In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

               (g) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.

               (h) The schedules identified in this Agreement are incorporated herein by reference and made part hereof.

               (i) The parties hereto agree to take such further actions and to execute, acknowledge and deliver, in proper form, any further documentation necessary to effectuate the intent of this Agreement provided they shall incur no additional expense in complying with paragraph.

               (j) The Buyer agrees to cause the Company to change the name of the Company to any name that does not contain "US Energy" within thirty (30)
days of the Closing.

               (k) Any notice or other communication required or permitted hereunder or under the Addendum shall be in writing and shall be delivered by federal express or similar overnight courier service next business day delivery as follows:

                    If to Seller, one copy to:

                    US Energy Systems, Inc.
                    One North Lexington Avenue
                    4th Floor
                    White Plains, N.Y. 10601
                    Attn: Allen Rothman, General Counsel

                    If to Buyer :

                    ORNI 7, LLC
                    980 Greg Street
                    Sparks, NV 89431
                    Attn: President
                    Fax: 775-356-9039

                                       15

                    If to ONI :

                    Ormat Nevada, Inc.
                    980 Greg Street
                    Sparks, NV 89431
                    Attn: President
                    Fax: 775-356-9039

                    With copy to:

                    Perkins Coie LLP
                    1201 Third Avenue
                    40th Floor
                    Seattle, WA 98101-3099
                    Attn: Robert Giles
                    Fax: 1-206-583-8500

     Each such notice or other communication shall be effective if given by any means set forth above, when delivered at the address specified. Any party by notice given in accordance herewith to the other party may designate another address or person for receipt of notices hereunder.

               (l) Execution by Facsimile. In the interest of time, each party agrees that execution of signature pages of this Agreement, any Schedule and the
Exhibits hereto followed by transmission of such pages by facsimile/telecopier will be legally binding upon each party. After each party has executed and transmitted signature pages, each party agrees to execute hard copies of this
Agreement, any Schedule and the Exhibits hereto.

               (m) Expenses. Except as otherwise expressly provided in this
Agreement, whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the transactions contemplated hereby.

               (n) Public Announcements. No press releases or similar public announcements concerning this Agreement and the transactions contemplated hereby will be issued by any party without the prior consent of the other party, except as such release or public announcement may be required by law (including, for the avoidance of doubt, rules and regulations of any stock exchange), in which case the party required to make the release or public announcement will, to the extent practicable, consult with the other parties regarding such release or announcement in advance thereof.

               (o) Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

                                       16

               (p) No Third Party Beneficiary. Except as expressly provided in
Section 12 hereof, the terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

               (q) No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except for (a) assignments and transfers by operation of law, (b) assignments and transfers by Buyer of its rights, interests or obligations hereunder, in whole or in part, to an affiliate with the consent of
Seller, which shall not be unreasonably withheld or delayed, and (c) that Buyer may assign any or all of their rights, interests and obligations hereunder to any financial institution providing purchase money or other financing to Buyer from time to time as collateral security for such financing, but no such assignment referred to in clauses (b) or (c) shall relieve the assigning party of its obligations hereunder. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns. Notwithstanding anything to the contrary in the Agreement, Buyer may freely sell, assign, transfer, pledge, hypothecate, mortgage and/or dispose of, by gift or otherwise, or in any way encumber, the Target Interest, without requiring the approval or consent of
Seller.

               (r) Jurisdiction and Venue. Each party hereto hereby irrevocably and unconditionally consents and agrees that any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby may be brought in the Nevada state court having subject matter jurisdiction located in the Reno, Nevada, and, by execution and delivery of this
Agreement and any other documents executed in connection herewith, each such party hereby (i) accepts the non-exclusive jurisdiction of the aforesaid courts,
(ii) irrevocably agrees to be bound by any final judgment (after any and all appeals) of any such court with respect to such documents, (iii) irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceedings with respect to such documents brought in any such court, and further irrevocably waives, to the fullest extent permitted by law, any claim that any such action, or proceeding brought in any such court has been brought in any inconvenient forum, (iv) agrees that service of any process, summons, notice or document in any such action may be effected by mailing a copy thereof by U.S. registered or certified mail, postage prepaid, to such party at its address set forth in
Section 14(k), or at such other address of which the other party hereto shall have been notified will be effective service for any action, suit or proceeding brought against it in any such court and (v) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or limit the right to bring any suit, action or proceeding in any other jurisdiction.

               (s) Waiver of Trial by Jury. EACH PARTY HERETO HEREBY KNOWINGLY,
VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY IN
RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN
CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN
CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS
(WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A
MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

                                       17

               (t) Waiver of Consequential Damages. EXCEPT AS PROVIDED IN
SECTION 12, NOTWITHSTANDING ANY PROVISION IN THIS AGREEMENT TO THE CONTRARY, IN
NO EVENT SHALL ANY PARTY OR ITS AFFILIATES, OR ITS RESPECTIVE PARTNERS,
OFFICERS, DIRECTORS, EMPLOYEES OR REPRESENTATIVES, BE LIABLE HEREUNDER AT ANY
TIME FOR PUNITIVE, CONSEQUENTIAL, SPECIAL OR INDIRECT LOSS OR DAMAGE OF ANY
OTHER PARTY OR ANY OF SUCH PARTY'S AFFILIATES, INCLUDING LOSS OF PROFIT, LOSS OF
REVENUE OR ANY OTHER SPECIAL OR INCIDENTAL DAMAGES, WHETHER IN CONTRACT, TORT
(INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE, AND EACH PARTY HEREBY
EXPRESSLY RELEASES THE OTHER PARTIES, THEIR AFFILIATES AND THEIR RESPECTIVE
OFFICERS, DIRECTORS, EMPLOYEES AND REPRESENTATIVES THEREFROM.

               (u) Further Assurances. Seller and Buyer each agree, upon the request of the other party from time to time before and after the Closing Date, to do, execute, acknowledge and deliver such other acts, consents, instruments, documents and other assurances as may be reasonably necessary to carry out and perform the transactions contemplated by this Agreement.

               (v) Attorneys' Fees. In the event of any suit or other proceeding between the Parties with respect to any of the transactions contemplated hereby or subject matter hereof, each party shall be responsible for its own attorneys'
fees and costs (including at the trial and appellate levels) and expenses of investigation.

               [The rest of this page is intentionally left blank.
                      The next page is the signature page]

                                       18

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first aforesaid.

                                    US ENERGY SYSTEMS, INC.

                                    By: /s/ Allen Rothman
                                        ----------------------------------------
                                        Name: Allen Rothman
                                        Title: Vice President

                                    ORNI 7, LLC

                                    By: /s/ Ran Raviv
                                        ----------------------------------------
                                        By: Ormat Nevada Inc., Manager of
                                            ORNI 7 LLC
                                        Name: Ran Raviv
                                        Title: Vice President

                                    Solely with respect to Sections 3(a), 3(b),
                                    3(c) and 12:

                                    OMAT NEVADA, INC.

                                    By: /s/ Ran Raviv
                                        ----------------------------------------
                                        Name: Ran Raviv
                                        Title: Vice President

                                       19

                                  SCHEDULE 1(B)
                                WIRE INSTRUCTIONS

CITIBANK
4071 WEST ATLANTIC AVENUE
DEL RAY BEACH, FL 33445
ACCOUNT # 3200501195
ABA # 266086554
BENEFICIARY : US ENERGY Systems

                                  SCHEDULE 1(E)
                          ADJUSTMENT OF PAYMENT AMOUNTS

     (1)  Estimated Adjustment Statement.

               (a) On the Closing Date, Seller shall prepare and deliver to
Buyer a statement (the "Estimated Adjustment Statement") that sets forth as of the close of business on the day prior to the Closing Date (the "Adjustment
Date"): (i) a good faith estimate of the accounts payable of the Company that will remain unpaid following the Adjustment Date ("Liabilities"); (ii) a good faith estimate of the accrued gross revenues of the Company, excluding inter-company items, that will not have been received prior to the Adjustment
Date ("Accounts Receivable"); and (iii) the expenses of the Company that have been paid in advance (including property taxes, royalties and rent) as prorated for the period following the Adjustment Date ("Prepaid Expenses"). The Estimated
Adjustment Statement will be prepared in conformity with GAAP, applied on a basis consistent with the financial statements delivered to Buyer under Section
2(j) of the Agreement. Without limiting or expanding the definition of "accounts payable", the parties agree that the term "accounts payable" excludes any liabilities relating to the matters described in Schedule 2(e), inter-company items and taxes, to the extent covered by Section 13 hereof.

               (b) If the Liabilities as set forth on the Estimated Adjustment
Statement exceed the sum of the Accounts Receivable plus the Prepaid Expenses as set forth thereon, the amount paid by Buyer under Section 1(b) of the Agreement will be reduced by an amount equal to the excess. If the Accounts Receivable plus the Prepaid Expenses as set forth on the Estimated Adjustment Statement exceed the Liabilities as set forth thereon, the amount paid by Buyer under
Section 1(b) of the Agreement will be increased by an amount equal to the excess.

     (2)  Final Adjustment Statement.

               (a) Within forty-five (45) days following the Closing Date, Buyer shall prepare and deliver to Seller a final statement (the "Final Adjustment
Statement") that sets forth the same information as included in the Estimated
Adjustment Statement provided pursuant to Section 1(a) above, adjusted to take into account the final figures as of the Adjustment Date determined in accordance with the standard set forth in said Section 1(a). Seller shall provide copies of all invoices or other billing information actually received or sent by Seller during this 45 days period to allow Buyer to prepare the Final
Adjustment Statement in accordance with this Section. The Final Adjustment
Statement shall be accompanied by such backup information and schedules as is reasonably required in order for Seller to understand the computation of the amount(s) set forth therein.

               (b) The Parties shall attempt to agree upon the Final Adjustment
Statement within thirty (30) days following the delivery thereof to Seller. If
Seller disputes any item set forth on the Final Adjustment Statement, Seller shall give Buyer written notice thereof within thirty (30) days following the delivery to Seller of the Final Adjustment Statement, setting forth in reasonable detail the disputed item or items. If Seller has not delivered such notice to Buyer within such thirty (30) day period, the Final Adjustment
Statement shall be deemed to be final and, to the extent the Final Adjustment
Statement reflects an adjustment to the amounts paid

                                       21

by Buyer under Section 1(b) of the Agreement that is different from the adjustment made on the Closing Date, the party that benefited from the variance in the adjustment made on the Closing Date shall pay to the other party the variance amount within five (5) days following the expiration of such thirty
(30) day period. If Seller have delivered a notice of a dispute to Buyer, the undisputed portion of the variance amount, if any, shall be paid to the party entitled to receive the same within five (5) days following the delivery of the notice by Seller to Buyer and the Parties shall jointly engage Kafoury Armstrong of Reno, NV (or, if such firm is unable or unwilling to act in such capacity,
Barnard Vogler of Reno, NV) (hereinafter, the "Auditors") and shall direct the
Auditors to make a final, binding determination of all such disputes within forty-five (45) days of presentation to the Auditors by the Parties of the information that each such party believes supports its position with respect to each disputed item. Such information shall be presented by each party to the
Auditors within ten (10) days following the selection thereof. The Parties will further direct the Auditors to deliver a written notice to Buyer and Seller setting forth its determination with respect to each disputed item. The results of such determination will be final and binding, and the balance of the variance amount, if any, resulting from such determination will be paid to the party entitled to receive the same within ten (10) days of the independent accountant's notice of its determination. The Parties agree that the fees and expenses of the Auditors shall be borne in equal parts by the Buyer on the one hand, and Seller, on the other, and further agree that in connection with the engagement of the Auditors, each of the Buyer and Seller will, if requested by the Auditors, execute a reasonable engagement letter including customary indemnities.

                                       22

                                  SCHEDULE 2(C)

               PRE-CLOSING NOTIFICATIONS, APPROVALS AND CONSENTS:

1.   The parties based on the advice of counsel believe that no preclosing approvals are required from the Nevada Public Utilities Commission ("PUC")
     but make no representation to each other in such regard. Buyer assumes the full risk of closing without obtaining prior PUC approval.

2.   Far West has delivered an executed Consent and Waiver annexed hereto by which it has consented to the transactions contemplated herein and has waived any rights of first refusal or similar rights contained in the
     Operating Agreement applicable to this transaction.

3.   SB Geo, Inc. and U.S. Energy Geothermal LLC have executed a termination of the O&M Agreement.

               POST-CLOSING NOTIFICATIONS, APPROVALS AND CONSENTS:
                      (to relevant regulatory authorities)

1.   Change of ownership filing to FERC

2.   Change of ownership with the Nevada EPA

3.   US Department of Energy - annual and periodic filing

                                  SCHEDULE 2(E)

          1. Lawsuit encaptioned Geothermal Development Associates, et al. v.
Steamboat Envirosystems, LLC, Dist. Ct. Nev. CV02 02362 as it may be amended or refiled from time to time, and all claims, obligations and or liabilities of any kind past, present and future to the plaintiffs in such lawsuit, their successors and assigns relating to any obligations to pay royalties or similar payments (including payments respecting net operating revenues) relating to the
Facilities.

                                  SCHEDULE 2(H)
                                MATERIAL ASSETS:

I.   MATERIAL ASSETS:

     (1)  Description of Assets:

     All of the material assets owned, leased or licensed by the Company which relate to SB-1 or SB-1A, including:

     (a) All the Company's rights, and all Company's title or interest, in, to, or under the contracts and agreements listed in Sections II of this Exhibit
2(h).

     (b) All material furnishings, furniture, trade or other fixtures, office equipment and supplies, located at or used in connection with the premises described in paragraph I (2) of this Exhibit 2(h) (Land Description) in Washoe
County, Nevada (the "Premises"), or the geothermal electric generation facilities known as Steamboat 1 and Steamboat 1A (the "Facilities") located on the Premises and belonging to the Company.

     (c) All material equipment, machinery, motors, chattels, tools, dies, and fixtures, of every nature, presently existing at the Premises, and all material parts, tools, components, and equipment which may be attached to or which are related to the operation or use of such personal property or fixtures located at the Premises, whether or not the same shall be deemed to be affixed to real property. Without limiting the generality of the foregoing, such assets include, but are not limited to, the Facilities and all material equipment and other property described above associated with it, whether or not constituting fixtures, located at the Premises.

     (d) All material general intangibles and intangible rights of every nature related in any way to the Facilities to the extent owned, leased or licensed by the Company including, without limitation, good will, accounts receivable, causes of action, computer software, computer service agreements, governmental or regulatory licenses, permits, or authorizations relating to the Facilities.

     (e) All of the Company's rights, title and interest in the permits, licenses, agreements and approvals related to or necessary for the operation of the Facilities located on the Premises, including, without limitation, all building and occupancy permits, environmental permits and licenses, and Federal
Energy Regulatory Commission certification.

     (f) All material improvements, buildings, components, and fixtures now existing, whether or not attached to real property, located at the Premises or which at any time are used in connection with the operation of the Facilities, to the full extent of Company's rights therein.

     (g) All technical data in possession of the Company with respect to the existence and use of the natural resources, drilling, pumping and removal and u se of the natural resources, surveys, reports, research and any other information received, used or relied on in determining the feasibility, operation, use and expansion of the natural resources in connection with the
Facilities or the Premises.

     (2)  Land Description

     All the real property situated in the County of Washoe, State of Nevada, more particularly described as follows:

     PARCEL 1:

     Beginning at the one-quarter corner between Sections 28 and 29, Township
18, North, Range 20 East, M.D.B.&M., thence running N. 00 DEG. 08'47" W. along the West line on said Section 29, 582.02 feet to an iron pin in the South side of a County Highway right of way; thence running S 69 DEG. 59'51" W, along said right of way, 257.00 feet to a point; thence running N. 80 DEG. 55'31" W, along said right of way, 176.10 feet to a point; thence running S. 00 DEG. 09'10" E.
519.19 feet to a point in the South line of the Southeast quarter of the
Northeast quarter of said Section 29; thence running S. 89 DEG. 41'00" E. along said South line, 415.50 feet to the point and place of beginning.

     All of said described land is situated in the Southeast quarter of the
Northeast quarter of Section 29, Township 18 North, Range 20 East, M.D.B.&M.

     PARCEL 2:

     The East half of the Northeast quarter of the Southeast quarter of Section
29, Township 18 North, Range 20 East, M.D.B.&M., according to the official plat.

     EXCEPTING FROM SAID PARCEL 2 the following described real property, and subject to the condition that Lessee's use of the remainder of Parcel 2 shall not cause subsidence or in any way damage Lessor's facilities presently constructed or to be constructed on the following described real property:

     Commencing at the one-quarter corner between Sections 28 and 29, T18N,
R20E, MDB& M; thence South 413.40 feet along the East line of said Section 29;
thence West 188.00 feet to the True Point of Beginning, thence South 77.00 feet;
thence East 85.50 foot; thence South 410.00 feet; thence West 460.00 feet;
thence North 272.00 feet; thence East 289.00 feet; thence South 195.00 feet to the True Point of Beginnning.

     PARCEL 3:

     A portion of the Southeast one-quarter (SE 1/4) of the Northeast one-quarter (NE 1/4) and a portion of the Southwest one-quarter (SW 1/4) of the
Northeast one-quarter (NE 1/4), all in Section 29, Township 18 North, Range 20
East, M.D.B.&M., Washoe County, Nevada, described as follows:

     Beginning at a point marked by an iron pin on the South line of the North one-half (N1/2) of Section 29, Township 18 North, Range 20 East, M.D.B.&M.,
which point marks the Southwest corner of Parcel 1 therein above described and is 415.50 feet N. 89 DEG. 41'00" W. of the one-quarter corner between Sections
28 and 29, Township 18 North, Range 20 East, M.D.B.& M.; thence running N. 52
DEG. 06'07" W., 675.03 feet to a point in the Southerly right-of-way line of
Mount Rose Highway (Nevada State Route 431); thence running S. 57 DEG. 37'30" W.
along said right-of-way line, 759.97 feet to an iron pin in said right of way line; thence running S. 89 DEG. 41'00" E., 1172.94 feet to

                                       2

the point and place of beginning.

     EXCEPTING THEREFROM that portion taken by Final Order of Condemnation recorded November 8, 1999 as Document No. 2395939 and amended by Document recorded September 7, 2000 as Document No. 2480042, both of Official Records.

     PARCEL 4:

     The right to use the easement 45.0 feet in width described in that certain
Easement Agreement dated October 18, 1971, and recorded November 3, 1971 as
Document No. 224422 at Book 589, Page 533 in the Official Records of Washoe
County, Nevada, for roadway and electric utility purposes over, upon and across the property described therein and subject to the terms thereof.

     EXCEPTING THEREFROM any portion of said land lying within U.S. Highway 395 and State Route 431 (Mount Rose Highway) as they currently exist.

     The above metes and bounds description appeared previously in that certain document recorded January 21, 1960, in Book 532, Page 730, as Instrument No.
314274, and recorded February 26, 1971 in Book 525, Page 50, as Instrument No.
198739, and recorded November 5, 1999 as Instrument No. 2395938.

                                       3

II. MATERIAL CONTRACTS:

     A. Power Purchase and Related Agreements

     1. Agreement for the Purchase and Sale of Electricity dated November 18,
1983 between Geothermal Development Associates and Sierra Pacific Power Company
(Steamboat 1).

     2. Amendment to Agreement for Purchase and Sale of Electricity dated March
6, 1987 between Far West Hydroelectric Fund, Ltd. and Sierra Pacific Power
Company (Steamboat 1).

     3. Long-Term Agreement for the Purchase and Sale of Electricity dated
October 29, 1988 between Sierra Pacific Power Company and Far West Capital, Inc.
(Steamboat 1A).

     4. Location and Occupancy Agreement dated December 31, 1985 between Sierra
Pacific Power Company and Far West Electric Energy Fund, L.P. (Steamboat 1).

     5. Special Facilities Agreement dated October 29, 1988 between Sierra
Pacific Power Company and Far West Capital, Inc. (Steamboat 1A).

     B. Lease with Sierra Pacific and Related Agreements

     6. Easement Agreement dated October 18, 1971 between Nevada Comstock
Enterprises and Sierra Pacific Power Company.

     7. Geothermal Resources Lease dated November 18, 1983 between Sierra
Pacific Power Company and Geothermal Development Associate.

     8. Memorandum of Lease dated January 7, 1985 between Sierra Pacific Power
Company and Geothermal Development Associates.

     9. First Amendment to Geothermal Resources Lease dated January 7, 1985 between Sierra Pacific Power Company and Geothermal Development Associates.

     10. Amended Memorandum of Lease dated January 7, 1985 between Sierra
Pacific Power Company and Geothermal Development Associates.

     11. Memorandum of Lease, Assignment of Lease and Purchase Agreement dated
December 31, 1985 among Geothermal Development Associates, Ormat Systems Inc.,
Bonneville Pacific Corporation, Far West Capital, Inc., Far West Hydroelectric
Fund, Ltd. and Sierra Pacific Power Company.

     12. Second Amendment to Geothermal Resources Lease dated October 27, 1988 between Sierra Pacific Power Company and Far West Hydroelectric Fund, Ltd.

     13. Third Amendment to Geothermal Resources Lease dated October 2, 1989 between Sierra Pacific Power Company and Far West Electric Energy Fund, L.P.

     14. Revised and Restated Geothermal Resources Sublease dated October 9,
1989

                                        4

between Far West Electric Energy Fund, L.P. and Far West Capital, Inc.

     15. Security Agreement dated October 17, 1989 among Sierra Pacific Power
Company, 1-A Enterprises and Far West Electric Energy Fund, L.P.

     C. U.S. Energy Purchase Agreements and Related Agreements

     16. Purchase and Sale Agreement dated December 31, 1995 among Far West
Capital, Inc., Far West Electric Energy Fund, L.P., 1-A Enterprises, U.S.
Envirosystems, Inc. and Steamboat Envirosystems, L.C.

     17. Letter Agreement dated September 25, 1996 from U.S. Energy Systems,
Inc. to Far West Capital, Inc.

     18. Letter (Consent) from Sierra Pacific Power Company dated December 5,
1996 to Far West Capital, Inc., Far West Electric Energy Fund, L.P., U.S. Energy
Systems, Inc. and Steamboat Envirosystems, L.L.C.

     19. Assignment of Leasehold Trust Deed and Security Agreement dated
December 5, 1996 between Westinghouse Credit Corporation and U.S. Envirosystems,
Inc.

     20. Bill of Sale, Assignment of Interest and Assumption Agreement dated
December 6, 1996 among Far West Electric Energy Fund, L.P., 1-A Enterprises and
Steamboat Envirosystems, L.L.C.

     21. Release by Far West Capital, Inc. of Far West Electric Energy Fund,
L.P. and 1-A Enterprises dated December 6, 1996.

     22. Assignment and Assumption Agreement dated as of December 6, 1996.

     23. Limited Liability Company Agreement of Steamboat Envirosystems, L.L.C.
dated as of December 6, 1996.

     D. Encumbrances & Royalty Agreements

     24. Agreement dated March 6, 1985 between Geothermal Development Associates and Schwarzhoff and Helzel.

     25. Assignment Acceptance & Acknowledgement dated March 18, 1985 among
Benson, Schwarzhoff & Helzel, G. Martin Booth and Richard W. Harris.

     26. Agreement dated July 3, 1985 between Ormat Systems Inc. and Bonneville
Pacific Corporation.

     27. Option Agreement dated July 3, 1985 between Benson, Schwarzhoff &
Helzel and Ormat Systems Inc.

     28. Agreement dated July 14, 1985 between Ormat Systems Inc. and Geothermal
Development Associates.

                                        5

     29. Amendment dated July 15, 1985 between Ormat Systems Inc. and Bonneville
Pacific Corporation.

     30. Purchase Agreement dated August 30, 1985 between Ormat Systems Inc. and
Bonneville Pacific Corporation.

     31. Amendment dated September 4, 1985 between Ormat Systems Inc. and
Geothermal Development Associates.

     32. Purchase Agreement dated September 16, 1985 between Bonneville Pacific
Corporation and Far West Capital, Inc.

     33. Assignment of Lease dated September 26, 1985 between Geothermal
Development Associates and Ormat Systems Inc.

     34. Assignment of Lease dated September 26, 1985 between Ormat Systems Inc.
and Bonneville Pacific Corporation.

     35. General Assignment and Quit Claim dated September 26, 1985 between
Bonneville Pacific Corporation and Ormat Systems Inc.

     36. Assignment and Acceptance dated September 30, 1985 between Benson
Schwarzhoff & Helzel and Ormat Systems Inc.

     37. Assignment dated December 2, 1985 between Far West Capital, Inc. and
Far West Hydroelectric Fund Ltd.

     38. Assignment of Lease dated December 12, 1985 between Far West Capital,
Inc. and Far West Hydroelectric Fund, Ltd.

     39. Assignment of Lease dated December 12, 1985 between Bonneville Pacific
Corporation and Far West Capital, Inc.

     40. Amended Purchase Agreement dated December 31, 1987 between Ormat Energy
Systems, Inc. and Far West Capital, Inc.

     41. Dispute Resolution Agreement dated August 10, 1990 among Far West
Electric Energy Fund L.P., 1-A Enterprises, Geothermal Development Associates
and G. Martin Booth III.

     42. Agreement Re Payment of Royalties dated May 15, 1991 among Benson,
Schwarzhoff & Helzel, Far West Electric Energy Fund, L.P. and 1-A Enterprises.

                                        6

Royalty Obligations:

---------------------------------------------------
ROYALTY HOLDER   GROSS ROYALTY      NET ROYALTY
---------------------------------------------------
Sierra Pacific        10%               n/a
---------------------------------------------------
BS&H                3.88%        On SB1 only:
                                 1.667% through '07
                                 8.333% thereafter
---------------------------------------------------
Richard Harris      .081%               n/a
---------------------------------------------------
Martin Booth        .081%               n/a
---------------------------------------------------
GDA and Delphi        n/a         On SB1 only: 25%
---------------------------------------------------

     All gross royalties are paid on a monthly basis and have been paid in full through April 2003. All net royalties are paid on an annual basis. The
     "royalty year" for each net royalty is March 1 though February 28th. The payments to BSH and GDA of net royalties for the years March 1, 2000 -
     February 28, 2002 and March 1, 2001 - February 28, 2002 are reflected below.

     The net royalties due BSH through February 28, 2002 have been paid to the satisfaction of BSH. The net royalties due to GDA and Delphi are in dispute in connection with the lawsuit described in Schedule 2(e). GDA and Delphi allege that net royalties due them were underpaid because among other things (1) net revenues were allegedly understated because of, among other things, allegedly excessive deductions for corporate overhead and net royalties and (2) they are entitled to a royalty or similar payment respecting Steamboat 1A because, among other things, Steamboat 1A should be considered part of the "5MW project" under the royalty agreements and because Steamboat 1A allegedly has had a negative impact on the net revenue of Steamboat 1. If GDA prevails in this latter claim, then GDA will also have a net royalty interest or other right to receive payments respecting
     SB1A and this schedule will be deemed amended retroactively to provide for
     GDA's interest in Steamboat 1A.

     Royalty Payments Made:

     GDA & Delphi

     March 1, 2001 - February 28, 2002   $269,934.00
     March 1, 2000 - February 28, 2001   $606,611.54

     BSH

     March 1, 2001 - February 28, 2002   $23,441.00
     March 1, 2000 - February 28, 2001   $38,585.72

     E. Other Agreements:

     43. Operation and Maintenance Agreement between Steamboat Envirosystems,
L.C. and S.B. Geo, Inc. dated as of March 1, 1996.

                                        7

     44. Letter dated September 25, 1996 between US Energy Systems, Inc. and Far
West Capital, Inc.

     45. Amended Memorandum of Lease dated October 16,1989 between SPPC and the
Fund.

     46. Memorandum of Revised and Restated Geothermal Resources Sublease dated
October 9, 1989 between the Fund and FWC.

     47. Consent and Agreement dated November 2, 1988 among the Fund, FWC and
SPPC.

     48. Termination Agreement and Release dated April 23, 2002 between Ormat
Inc., US Energy Systems, Inc., US Energy Systems, Inc. and Far West Capital
Inc..

                                        8

                                  SCHEDULE 2(J)

                         UNAUDITED FINANCIAL STATEMENTS

1.   January 1, 2001 through December 31, 2001

2.   January 1, 2002 through December 31, 2002

3.   January 1, 2003 through May 31, 2003

                                        9

                                  SCHEDULE 2(K)

                           ABSENCE OF CERTAIN CHANGES

                                       10